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Exhibit 10.7

AMENDMENT NO. 5
TO
EMPLOYMENT AGREEMENT

        This AMENDMENT NO. 5 (the "Amendment") to the Employment Agreement, dated August 15, 2003, as amended (the "Employment Agreement"), by and between Walco International, Inc., a Delaware corporation (the "Company"), and William F. Lacey (the "Executive") is entered into as of the 14th day of March, 2011.

        WHEREAS, Animal Health International, Inc., a Delaware corporation and the parent company of the Company, has entered into an Agreement and Plan of Merger, as of March 14, 2011, with Lextron, Inc., a Colorado corporation, and Buffalo Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Lextron, Inc. (the "Merger Agreement"); and

        WHEREAS, the parties now wish to amend the Employment Agreement to provide for payment of Executive's cash severance under the Employment Agreement upon the consummation of the transaction contemplated in the Merger Agreement (the "Closing").

        NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

        1.    Capitalized Terms.     All capitalized terms used, but not defined herein, shall have the same meaning prescribed in the Employment Agreement or recitals to this Amendment as appropriate.

        2.    Severance Pay.     Notwithstanding anything in the Employment Agreement to the contrary, if the Executive remains employed with the Company from the date hereof through the date of Closing, then the Company will pay an amount equal to eighteen (18) months Base Salary at the highest rate in effect at any time during the two (2) years prior to and including the date of Closing (the "Severance Pay") to the Executive in a single cash lump sum upon the date of Closing; provided that the Executive signs a release of claims in favor of the Company (other than claims relating to the Company's continuing obligations to the Executive under the Employment Agreement). If the Severance Pay is paid upon Closing, then all subsequent rights to Severance Pay in the Employment Agreement will be cancelled.

        3.    Confirmation.     All other provisions of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

EXECUTIVE	WALCO INTERNATIONAL, INC.
/s/ WILLIAM F. LACEY	By:	/s/ JAMES C. ROBISON
William F. Lacey	Name:	James C. Robison
	Title:	President and C.E.O.

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  Exhibit 10.7
AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT
  1. Capitalized Terms.
  2. Severance Pay.
  3. Confirmation.